EXHIBIT (b)

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report on Form N-CSR of Claymore Trust (the “Trust”) for the period ended November 30, 2005 (the “Report”), Nicholas Dalmaso, as Chief Legal and Executive Officer of the Company, and Steven M. Hill, as Treasurer and Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 2, 2006

/s/ Nicholas Dalmaso
Name:	Nicholas Dalmaso

Title:	Chief Legal and Executive Officer

/s/ Steven M. Hill
Name:	Steven M. Hill

Title:	Treasurer and Chief Financial Officer